UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2015
______________________________

VAN ECK MERK GOLD TRUST
(Exact name of registrant as specified in its charter)

New York	333-180868	46-6582016
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
______________________________

c/o Merk Investments LLC

555 Bryant St #455
Palo Alto, California 94301
 (Address of principal executive offices, including zip code)

(650) 323-4341
(Registrant’s telephone number, including area code)

Merk Gold Trust
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.
On October 22, 2015, Merk Investments LLC (“Merk”), as the sponsor of the Merk Gold Trust (the “Trust”), and The Bank of New York Mellon (“BNY”), as the trustee of the Trust, entered into a First Amendment To Depositary Trust Agreement (the “Trust Amendment”), amending that certain Depositary Trust Agreement, dated as of May 6, 2014 (the “Trust Agreement”), which created the Trust.  The Trust Amendment effectuated a change in the name of the Trust from “Merk Gold Trust” to “Van Eck Merk Gold Trust,” effective as of October 26, 2015.  As a result of the name change, all references to “Merk Gold Trust” in the Trust Agreement are amended to read “Van Eck Merk Gold Trust,” and the shares offered by the Trust shall be known as the “Van Eck Merk Gold Shares.” Except for the name change effected pursuant to the Trust Amendment, the Trust Agreement remains in full force and effect on its existing terms.
A copy of the Trust Amendment is attached as Exhibit 4.1 to this report, and is incorporated herein by reference. The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The disclosure regarding the Trust Amendment and name change of the Trust in Item 1.01 is incorporated herein by reference.
Item 8.01                          Other Events.
On October 22, 2015, Merk, as sponsor of the Trust, and for the benefit of the Trust, entered into a Marketing Agent Agreement (the “Marketing Agreement”) with Van Eck Securities Corporation (“Van Eck”).  Pursuant to the Marketing Agreement, Van Eck shall provide assistance in the marketing of the shares issuable by the Trust (the “Shares”), which are being offered and sold to the public pursuant to the Trust’s registration statement on Form S-1 (File No. 333-180868), as amended and effective.  The obligations created by the Marketing Agreement are obligations of Merk as the sponsor of the Trust and any fees payable under the Marketing Agreement to Van Eck are payable from the Sponsor’s Fee (as defined in the Trust Agreement).   The Trust will not incur additional financial or other performance obligations pursuant to the Marketing Agreement.
Merk entered into the Trust Amendment and effectuated the name change of the Trust reported in Items 1.01 and 5.03 in satisfaction of a term of the Marketing Agreement.  The Marketing Agreement further grants Van Eck the right to elect to replace Merk as the sponsor of the Trust under specific qualifying circumstances, subject to the execution and consummation of definitive agreements addressing all regulatory requirements applicable to such transaction and satisfaction of such requirements, and announcement and related reporting at such time.  Specifically, Van Eck shall have a right of first refusal for the purchase of the sponsorship of the Trust, and all rights attributable thereto, upon the earlier of a commitment for a change of control of Merk or 15 years from the date of the Marketing Agreement.  Additionally, Van Eck may elect to replace Merk as the sponsor of the Trust upon the earlier of the average daily net assets of the Trust during a calendar quarter not attributable to Shares held by Merk or its affiliates (“Third Party Assets”) equaling $500 million, or Van Eck’s compensation under the fee provisions of the Marketing Agreement reaching the Fee Cap, which is 10% of the gross proceeds from sale of the Shares.
Merk further agreed that if the Third Party Assets equal or exceed $500 million, for such period as Merk remains sponsor of the Trust, Van Eck may propose the rate of the Sponsor’s Fee to Merk, which Merk shall not unreasonably reject and shall timely adopt if reasonable, provided, Van Eck acknowledges that only the formal named sponsor of the Trust shall have the right to set the Sponsor’s Fee at any time.
A copy of the Marketing Agreement is attached as Exhibit 10.1 to this report, and is incorporated herein by reference. The foregoing description of the Marketing Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 9.01                          Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit	Description
4.1	First Amendment To Depositary Trust Agreement, dated as of October 22, 2015, by and between Merk Investments LLC, as sponsor of the Trust, and The Bank of New York Mellon, as trustee of the Trust.
10.1	Marketing Agent Agreement between Merk Investments LLC, as sponsor of the Trust, and Van Eck Securities Corporation, dated October 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned in its capacity* hereunto duly authorized.

Date: October 26, 2015		MERK INVESTMENTS LLC Sponsor of the Merk Gold Trust

	By:	/s/ Axel Merk
Axel Merk
President and Chief Investment Officer
(Principal Executive Officer and Principal Financial Officer)

_______________________
 *The Registrant is a Trust, and the person specified above is signing in his capacity as an authorized officer of Merk Investments LLC, the Sponsor of the Registrant.

EXHIBIT INDEX

Exhibit	Description
4.1	First Amendment To Depositary Trust Agreement, dated as of October 22, 2015, by and between Merk Investments LLC, as sponsor of the Trust, and The Bank of New York Mellon, as trustee of the Trust.
10.1	Marketing Agent Agreement between Merk Investments LLC, as sponsor of the Trust, and Van Eck Securities Corporation, dated October 22, 2015.